UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 13, 2007
IdleAire Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-51966	62-1829384

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 N. Cedar Bluff Road, Suite 200, Knoxville, TN 37923

(Address of principal executive offices) (Zip Code)
(865) 437-3600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.
On September 17, 2007, IdleAire Technologies Corporation (“IdleAire”) entered into the First Amendment to Indenture (the “Amended Indenture”) with Wells Fargo Bank, N.A., as the trustee and collateral agent. The Amended Indenture provides that upon closing of IdleAire’s initial underwritten public offering of common stock raising aggregate net proceeds of not less than $100 million on or before June 30, 2008 (“Qualified Public Offering”), IdleAire is required to issue and deliver to an escrow for the benefit of the holders of the senior secured notes as of the date of the Qualified Public Offering 7,204,835 shares of common stock (the “Restricted Common Shares”). The Amended Indenture also provides for the termination of IdleAire’s obligation to issue and deliver contingent warrants under certain EBITDA covenant contained in the Indenture, if the Restricted Common Shares are issued.
A copy of the First Amendment to Indenture and the Second Amendment to Warrant Agreement are filed as Exhibit 10.1 and 10.2, respectively.
Item 8.01.  Other Events.
On September 13, 2007, IdleAire issued a press release announcing the extension of consent solicitation for its 13% Senior Discount Notes Due 2012 (the “Notes”) and successful completion of the consent solicitation for related warrants. A copy of the press release is filed herewith as Exhibit 99.1.
On September 17, 2007, IdleAire issued a press release announcing successful completion of the consent solicitation of the Notes and IdleAire’s entry into the First Amendment to Indenture with Wells Fargo Bank, N.A., as the trustee and collateral agent, and the Second Amendment to Warrant Agreement with Wells Fargo Bank, N.A., as the warrant agent. A copy of the September 17, 2007 press release is filed herewith as Exhibit 99.2.
Item 9.01  Financial Statements and Exhibits
(c)	Exhibits

Exhibit No.	Exhibit

10.1	First Amendment to Indenture between the Company and Wells Fargo Bank, N.A., as the trustee and collateral agent, dated September 17, 2007.
10.2	Second Amendment to Warrant Agreement between the Company and Wells Fargo Bank, N.A., as the warrant agent, dated September 17, 2007.
99.1	Press release dated September 14, 2007 announcing the extension of consent solicitation for its 13% Senior Discount Notes Due 2012 and successful completion of the consent solicitation for the related warrants.
99.2	Press release dated September 17, 2007 announcing the successful completion of the consent solicitation for the Notes.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLEAIRE TECHNOLOGIES CORPORATION
Date: September 17, 2007	By:	/s/ Michael C. Crabtree
Michael C. Crabtree
President and Chief Executive Officer